Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-184295) of FXCM Inc. for the registration of Class A common stock, preferred stock, debt securities, depositary shares, purchase contracts, warrants and units,
(2)	Registration Statement (Form S-3 No. 333-184294) of FXCM Inc. for the registration of 9,000,000 shares of its Class A common stock,
(3)	Registration Statement (Form S-3/A No. 333-178455) of FXCM Inc. for the registration of 57,981,000 shares of Class A common stock,
(4)	Registration Statement (Form S-8 No. 333-170905) pertaining to the Long Term Incentive Plan of FXCM Inc., and of our reports dated March 15, 2013, with respect to the consolidated financial statements of FXCM Inc. and the effectiveness of internal control over financial reporting of FXCM Inc. included in this Annual Report (Form 10-K) of FXCM Inc. for the year ended December 31, 2012.

/s / Ernst & Young LLP
New York, New York
March 15, 2013